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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary:                         State of Organization:              Names under which
                                                                                Subsidiary does
                                                                                business:

-------------------------------------------------------------------------------------------------------------
Naturally Niagara Beverage Corporation            Delaware             Naturally Niagara Beverage Corporation